Ethema Signs LOI to Purchase Interest in Long Island Based Mental Health Counseling and Case Management Office

WEST PALM BEACH, FL, March 01, 2019 (GLOBE NEWSWIRE) -- via NEWMEDIAWIRE - Ethema Health Corporation (OTCQB:GRST) ("Ethema" "GRST" or the "Company"), a provider of healthcare services, today announced that it has signed a letter of intent to purchase a 33.33% interest in Local Link Wellness, LLC ("Local Link"), a mental health and wellness provider with offices located in Melville, NY and East Mauritius, NY.

Local Link provides trauma informed counselling services through licensed therapists and case management services for New York and New Jersey based employee groups, including large uniformed and construction patient populations. Additionally, Local Link provides members assistance services for construction unions, including prevention, wellness, and mental health trainings, as well as referrals to appropriate levels of care concerning substance use disorder and mental Health services when indicated after assessment. Ethema's subsidiary, Addiction Recovery Institute of America, LLC (ARIA), will work jointly with Local Link to promote health and wellness plans to employee groups.

There is a growing demand for specialized and comprehensive programs focused on wellness, mental health, and substance abuse. Work place incidents related to wellness concerns are growing rapidly and the cost of care associated with treatment is exploding. These issues are all generally related and a coordinated approach is necessary for effective treatment and cost reduction.

"At Ethema, we know what needs to be done to deliver the services necessary to treat substance use disorders. Local Link will be a key partner in helping us get the message out to employers faced with wellness issues in the workplace and help with the delivery of services," said Shawn Leon, President and CEO of Ethema Health Corporation. "We look forward to working together and providing solutions to employees facing these difficult issues".

"It has become abundantly clear to us, through the years of working in members assistance, that the way to best help those in need is for longer term support, involving, professionals, family and peers with a sustained and tracked treatment protocol," said Mary Fogarty, President of Local Link. "As we have come to know the leadership at Ethema, we have come to know that we are ethically aligned and we are pleased to be a part of the continued care, for sustainable outcomes. We look forward to partnering with Mr. Leon and the Ethema team, whose profound understanding of the behavioral healthcare space will enhance our mission of providing therapeutic and holistic treatment to patients in need."

About Ethema Health Corporation

Ethema Health Corporation (OTCQB:GRST) operates in the behavioral healthcare space specifically in the treatment of substance use disorders. Ethema developed a unique style of treatment over the last six years and has had much success with in-patient treatment for adults. Ethema will continue to develop world class programs and techniques with its expansion in the United States. The Company currently has under twenty employees and operates in West Palm Beach, Florida. For more information you can visit our website at www.ethemahealth.com and www.ariafl.com

About Local Link Wellness, LLC

Local Link has two offices that provide comprehensive mental health counseling for both adult and adolescents, falling under the scope of practices of state licensed LCSW's. All services provided by Local Link are trauma informed. The Company offers support for the family as well as for the identified client. For more information on Local Link, visit the Company's website at www.llwcenters.com.

Notice Regarding Forward-Looking Statements

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For information please contact:
Ethema Health Corporation
561-450-7679
shawn@ethemahealth.com